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                                                                    Exhibit 99.2

                         SUNSTONE HOTEL INVESTORS, INC.

                           1994 STOCK INCENTIVE PLAN

                        NOTICE OF GRANT OF STOCK OPTION


                  Notice is hereby given of the following stock option grant (the "Option") to purchase shares of the Common Stock of Sunstone Hotel Investors, Inc. (the "Corporation"):
         OPTIONEE:           FIELD  (1)

         GRANT DATE:         FIELD  (2)

         EXERCISE PRICE:     FIELD  (3) per share

         NUMBER OF OPTION SHARES: FIELD (4) shares

         EXPIRATION DATE:    FIELD  (5)

         TYPE OF OPTION:     FIELD  (6)

         EXERCISE SCHEDULE: The Option shall become exercisable for twenty percent (20%) of the Option Shares upon Optionee's completion of one
         (1) year of Service (as defined in the attached Stock Option Agreement) measured from the Grant Date and shall become exercisable for the balance of the Option Shares in a series of four (4) successive equal annual installments upon Optionee's completion of each additional year of Service thereafter. In no event shall the Option become exercisable for any additional Option Shares following Optionee's cessation of Service.

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Sunstone Hotel Investors, Inc. 1994 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Stock Option Agreement attached hereto as EXHIBIT A. Optionee hereby acknowledges receipt of a copy of the Plan Summary and Prospectus for the Plan in the form attached hereto as EXHIBIT B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's offices.
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                  NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Notice of
Grant, the attached Agreements or the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary employing Optionee) or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.


Dated:                     , 199
      ---------------------     --


                                                  SUNSTONE HOTEL INVESTORS, INC.


                                                  By:
                                                     ---------------------------
                                                  Title:
                                                        ------------------------



                                                  FIELD (1) OPTIONEE


                                                  Address:
                                                          ----------------------
                                                  ------------------------------











ATTACHMENTS:

EXHIBIT A:  STOCK OPTION AGREEMENT
EXHIBIT B:  PLAN SUMMARY AND PROSPECTUS


                                       2.
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                                   EXHIBIT A

                             STOCK OPTION AGREEMENT

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                                    EXHIBIT B

                           PLAN SUMMARY AND PROSPECTUS